  As filed with the Securities and Exchange Commission on October 16, 1996
                                                  Registration No. __________
================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                            ---------------------

                                  Form S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                            ---------------------


                      INTERLINK COMPUTER SCIENCES, INC.
                      ---------------------------------
           (Exact name of registrant as specified in its charter)


        Delaware                                       94-2990567
        --------                                       ----------
(State of Incorporation)                      (IRS Employer Identification No.)


                      Interlink Computer Sciences, Inc.
                           47370 Fremont Boulevard
                             Fremont, CA  94538
                  (Address of Principal Executive Offices)

                            --------------------

                           1992 Stock Option Plan
                      1996 Employee Stock Purchase Plan
                       1996 Director Stock Option Plan
                          (Full Title of the Plans)

                            --------------------

                              CHARLES W. JEPSON
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      INTERLINK COMPUTER SCIENCES, INC.
                           47370 Fremont Boulevard
                             Fremont, CA  94538
                   (Name and address of agent for service)
                               (510) 657-9800
        (Telephone number, including area code, of agent for service)

                            --------------------

                                   Copy to
                          Thomas C. DeFilipps, Esq.
                     WILSON, SONSINI, GOODRICH & ROSATI
                          Professional Corporation
                             650 Page Mill Road
                      Palo Alto, California 94304-1050


================================================================================

                                                  CALCULATION OF REGISTRATION FEE

===================================================================================================================

                                                                 PROPOSED           PROPOSED
            TITLE OF                            AMOUNT           MAXIMUM            MAXIMUM
          SECURITIES TO                         TO BE            OFFERING          AGGREGATE         AMOUNT OF
          BE REGISTERED                       REGISTERED      PRICE PER SHARE    OFFERING PRICE   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock
 -  1996 Employee Stock
    Purchase Plan                               350,000         $ 7.55(1)        $ 2,642,500.00      $     800.76
 -  1996 Director Stock Option Plan
     shares subject to outstanding
     options                                          0         $ 0.00           $         0.00       $      0.00
     shares available for future grant          300,000         $ 8.875(2)       $ 2,662,500.00       $    806.82
 -  1992 Stock Option Plan
     shares subject to outstanding
     options                                  1,003,751         $ 2.09           $ 2,097,839.59       $    635.71
     shares available for future option
     grant                                    1,101,249         $ 8.875(2)       $ 9,773,584.88       $  2,961.70
   TOTALS                                     2,755,000                          $17,176,424.47       $  5,205.00
                                              =========                          ==============       ===========

------------------------
(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of 85% of the high and low price reported in the Nasdaq National Market System on October 11, 1996.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of 100% of the high and low price reported in the Nasdaq National Market System on October 11, 1996.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.
         -------------------------------------

   There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission:

   1. The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the effectiveness of the Company's Registration Statement on Form S-1 filed on August 14, 1996, as amended.

   2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated July 23, 1996, filed pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

   Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

   Counsel for the Company, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the registrant's Amended 1992 Stock Option Plan, 1996 Director Stock Option Plan, and 1996 Employee Stock Purchase Plan, be legally and validly issued, fully paid and non-assessable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

   Section 145 of the Delaware Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Restated Certificate of

Incorporation limits the liability of the Company's directors for monetary damages arising from breach of their fiduciary duty, except to the extent otherwise required by the Delaware Corporation Law. Article VI of the Company's Bylaws provides for indemnification of the Company's directors, officers, employees, and other agents to the maximum extent permitted by the Delaware Corporation Law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

   Not applicable.

ITEM 8.  EXHIBITS.
         --------

        Exhibit
         Number
        --------
          4.1*     Amended 1992 Stock Option Plan
          4.2*     Form of Incentive Stock Option Agreement
          4.3*     Form of Nonstatutory Stock Option Agreement
          4.4*     1996 Employee Stock Purchase Plan
          4.5*     1996 Director Stock Option Plan
          5.1      Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C.
         23.1      Consent of Coopers & Lybrand L.L.P.
         23.2      Consent of Ernst & Young Chartered Accountants
         23.3      Consent of Wilson, Sonsini, Goodrich & Rosati, P.C.
                   (contained in Exhibit 5.1)
         24.1      Power of Attorney (See Page 6)
--------------------
* Incorporated by reference from exhibits filed with the Company's Registration Statement on From S-1 (File No. 333-05243) filed on June 5, 1996, as amended on July 23, August 5, August 13, and August 14, 1996.



ITEM 9.  UNDERTAKINGS.
         ------------

   (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, of California, on October 11, 1996.


                              INTERLINK COMPUTER SCIENCES, INC.


                              By:  /s/ Charles W. Jepson
                                   ------------------------------------
                                   Charles W. Jepson,
                                   President and Chief Executive Officer



                               POWER OF ATTORNEY
                               -----------------


   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles W. Jepson and Gloria M. Purdy jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                            TITLE                     DATE
         ---------                            -----                     ----
   /S/Charles W. Jepson
-----------------------------   President, Chief Executive     October 11, 1996
      Charles W. Jepson         Officer and Director
                                (Principal Executive Officer)

   /S/Gloria M. Purdy
-----------------------------   Vice President of Finance,     October 11, 1996
      Gloria M. Purdy           Chief Financial Officer,
                                Treasurer, and Secretary
                                (Principal Financial and
                                Accounting Officer)

   */S/Thomas H. Bredt
-----------------------------   Chairman of the Board of       October 11, 1996
      Thomas H. Bredt           Directors



   */S/Ronald W. Braniff
-----------------------------   Director                       October 11, 1996
      Ronald W. Braniff



   */S/D. Benedict Dulley
-----------------------------   Director                       October 11, 1996
      D. Benedict Dulley



   */S/Andrew I. Fillat
-----------------------------   Director                       October 11, 1996
      Andrew I. Fillat



* BY:  /S/Charles W. Jepson
     ------------------------
         Charles W. Jepson,
         (Attorney-in-fact)

                               INDEX TO EXHIBITS
                               -----------------

                                                                      SEQUENTIALLY
  EXHIBIT                                                               NUMBERED
  NUMBER                       DESCRIPTION                                PAGE
-------------- -------------------------------------------       ---------------------
   4.1*        Amended 1992 Stock Option Plan
   4.2*        Form of Incentive Stock Option Agreement
   4.3*        Form of Nonstatutory Stock Option Agreement
   4.4*        1996 Employee Stock Purchase Plan
   4.5*        1996 Director Stock Option Plan
   5.1         Opinion of Wilson, Sonsini, Goodrich & Rosati,
               P.C.
  23.1         Consent of Coopers & Lybrand L.L.P.
  23.2         Consent of Ernst & Young Chartered
               Accountants
  23.3         Consent of Wilson, Sonsini, Goodrich & Rosati,    Contained in Exhibit 5.1
               P.C.
  24.1         Power of Attorney                                 Page 6 of Registration
                                                                 Statement


-------------------
*Incorporated by reference from exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-05243) as amended, filed on June 5, 1996, as amended on July 23, August 5, August 13, and August 14, 1996.